                                                                   EXHIBIT 10(a)

                            AMENDATORY AGREEMENT

     THIS AMENDATORY AGREEMENT (this "Amendatory Agreement") is entered into on September 10, 1998, by and between Dean Foods Company, a Delaware corporation ("Dean"), and Agrilink Foods, Inc., a New York corporation ("Agrilink"), with respect to the Stock Purchase Agreement dated July 24, 1998 by and between them (the "Stock Purchase Agreement") and the Asset Transfer Agreement dated July 24, 1998 by and between them (the "Asset Transfer Agreement"). Dean and Agrilink are sometimes referred to herein as a "Party" and collectively as the "Parties".

     In consideration of the premises and the mutual agreements herein contained, the Parties agree as follows:

     1. Each of the following items is removed from Exhibit C to the Stock Purchase Agreement:

                         WASECA, MINNESOTA item 1
                         WATSONVILLE, CALIFORNIA item 5
                         FAIRWATER, WISCONSIN items 2 and 3

     2. The term "Title Insurance Commitments" used in the Stock Purchase Agreement includes, in addition to the title insurance commitments identified in Section 3(b)(x)(D) of the Stock Purchase Agreement, each of the following:

          Commitment for Title Insurance dated July 27, 1998 issued by First American Title Insurance Company related to the Ft. Atkinson, Wisconsin Owned Premises

          Commitment for Title Insurance dated August 10, 1998 issued by First American Title Insurance Company related to the Cedar Grove, Wisconsin Owned Premises

          Commitment for Title Insurance dated July 13, 1998 issued by First American Title Insurance Company related to the Brillion, Wisconsin Owned Premises

     3.   The two pages attached hereto as Appendix A replace Section (O) and
          (P) of Schedule 3(b)(xv) of the Seller Disclosure Schedule delivered by Dean in connection with the Stock Purchase Agreement.

     4. The three pages attached hereto as Appendix B replace Schedule 3(b) (xxviii) of the Seller Disclosure Schedule delivered by Dean in connection with the Stock Purchase Agreement.

     5. Notwithstanding Section 2(d) of the Stock Purchase Agreement, Dean agrees that Agrilink may delay the Closing under the Stock Purchase Agreement from September 8, 1998 until as late as September 22, 1998. Dean certifies to Agrilink that, after giving effect to this Amendatory Agreement, each of the conditions specified in Section 7(a)(i) through (iv), inclusive, of the Stock Purchase Agreement (in the case of the condition specified in Section 7(a)(iv), to the Knowledge of the Seller (as defined in the Stock Purchase Agreement)) is satisfied on September 8, 1998. In return for such agreement and certification, Agrilink waives each of the conditions to the obligation of Agrilink to consummate the Closing set forth in Section 7(a) (i) through (vi), inclusive, of the Stock Purchase Agreement and in Section 7(a)(xii) of the Stock Purchase Agreement except insofar as such Section relates to Sections 7(a)(vii) through (xi), inclusive, of the Stock Purchase Agreement.

     6. Dean acknowledges that pursuant to the final sentence of Section 3(v) of the Asset Transfer Agreement, Agrilink has furnished information to Dean under cover of David M. Mehalick's letter to Brian D. Hogan dated August 18, 1998. Agrilink acknowledges that pursuant to the final sentence of Section 3(b)(xxiv) of the Stock Purchase Agreement, Dean has furnished information to Agrilink under cover of Dale Hecox's undated letter to David M. Mehalick received by facsimile on August 21, 1998. Agrilink confirms that the post-retirement medical benefit obligations to current and former salaried employees of Dean Foods Vegetable Company ("DFVC"), to current and former Wisconsin union and non-union, hourly employees of DFVC and to union retirees of the Birds Eye (General Foods) Fulton, New York and Waseca, Minnesota plants described in such information are obligations of DFVC for which Dean shall bear no further responsibility subsequent to the Closing under the Stock Purchase Agreement.

     7. Each of the following items is removed from Schedule A to the form of License Agreement that is Exhibit A to the Asset Transfer Agreement:




                               MARK     REGISTRATION NO.
                               -----    ----------------

                             Thank You       384,355

                             Thank You       592,509

                             Thank You       746,304

                             Thank You       749,255

                             Thank You       300,126


     8. In the event the third parties that provide Agrilink with financing in connection with the transactions contemplated by the Stock Purchase Agreement require that Agrilink merge DFVC into Agrilink promptly following the Closing under the Stock Purchase Agreement, and provided Agrilink does not change its name in such merger, Dean waives the obligation of Agrilink in the first sentence of Section 6(f) of the Stock Purchase Agreement. The second sentence of Section 6(f) of the Stock Purchase Agreement will continue to apply notwithstanding such waiver. Any such merger shall be a matter solely between Agrilink and such third parties, and shall not be a transaction contemplated by the Stock Purchase Agreement or the Asset Transfer Agreement for purposes thereof. In the event of any such merger, references to DFVC in the Stock Purchase Agreement with regard to any time subsequent to such merger (for example, in Section 6(e) of, and in Exhibit B to, the Stock Purchase Agreement) shall be deemed references to Agrilink.

      9. Item 3 on the first page of Schedule 3(k) of the Transferor Disclosure Schedule delivered by Agrilink in connection with the Asset Transfer Agreement is revised to read as follows (with an indication that the listed foreign trademark applies to the Aseptic Business):

          3.   Foreign Trademarks (See attached regarding registrations)

                    BONUS and Design

               and the following is added to the referenced attachment:



               MARK            REG./APPN. NO.      GOODS
               ----            --------------      ------
               BONUS               Canada          canned products: ham and chicken
               and Design        104665            sandwich deviled ham sandwich
                                                   spread, beef and chicken sandwich
                                                   spread, ham and pickle sandwich
                                                   spread


     10. Item 15 of Schedule 3(n) of the Transferor Disclosure Schedule delivered by Agrilink in connection with the Asset Transfer Agreement is revised to add the following: Co-Pack Agreement dated as of June 21, 1995 with Associated Milk Producers, Inc.

     11.  The Stock Purchase Agreement shall be amended to add the following
          Section 6(k) which shall be and read as follows:

            (k) Utilization of Lawson Software. Seller agrees to pay or reimburse Targets for the initial licensing fee of $63,000 payable to Lawson Associates, Inc. for continued use by Targets of Lawson Software as described in the letter to Eric Blanchard dated September 9, 1998.

     12. Section 2(f)(i) of the Stock Purchase Agreement shall be amended to replace the number "3" with the number "4".

     13. Schedule 3(k) of the Transferor Disclosure Schedule delivered by Agrilink in connection with the Asset Transfer Agreement is further revised to add the following disclosure:

            6. Security Interests.

               Immediately prior to the Closing, Transferor will grant a Security Interest in the trademarks referred to in paragraph 2 above to Harris Trust & Savings Bank, which Security Interest will be subordinated in all respects to the rights of Transferee under the License Agreement appearing as Exhibit A to the Asset Transfer Agreement.

          Except as expressly provided in this Amendatory Agreement, the Stock Purchase Agreement and the Asset Transfer Agreement shall remain unamended and unwaived and shall remain in full force and effect in accordance with their respective terms. As used in the Stock Purchase Agreement and the Asset Transfer Agreement, references to "this Agreement" or the like shall refer to the same as modified by this Amendatory Agreement.

          IN WITNESS WHEREOF, the Parties have executed this Amendatory Agreement on the date first above written.

                                     DEAN FOODS COMPANY

                                     By:  /s/ Eric A. Blanchard
                                          ------------------------------
                                     Title: VP
                                           -----------------------------


                                     AGRILINK FOODS, INC.

                                     By:  /s/ Earl I. Powers
                                          ------------------------------
                                     Title: VP
                                           -----------------------------

                                                                      Appendix A

                                   CONTRACTS

     (O) (1) Tolling Agreement dated May 6, 1995 between DFVC and Stilwell Foods, Inc.

         (2) Supply Agreement dated May 6, 1995, between DFVC and Stilwell Foods, Inc.

         (3) Supply and Marketing Agreement dated February 5, 1997 between DFVC and Triton International.

         (4) Processing and Packaging Agreement dated July 22, 1996 between DFVC and AGRIPAC, Inc. (Copy of agreement has not been provided to Buyer).

     (P) DFVC and BEMSA enter into form growers contracts with growers of raw vegetables. Copies of the form contracts have previously been delivered to Buyer.

         Miscellaneous Related to the Above

       1. Hauling Agreement between Richard A. Shaw Frozen Foods and Trans Valley Transport, Incorporated covering the period June 1, 1985 to May 31, 1986, automatic one-year renewal;

       2. Contract for Handling Screen House Waste at Waseca, MN with Gerald Milbrett dated 1/28/98;

       3. Contract for Handling Sweet Corn By-Products at Waseca, MN with George Klug dated 1/29/96;

       4. Agreement between Shaw Frozen Foods and Green Crop Harvesting dated 12/13/93;

       5.   By-Product Contract with Ben Kleczka Trucking dated 3/6/98;

       6. Corn Silage Hauling and Stacking Contract with Winthrop Wood Products dated 2/20/95;

       7.   Silage Loading Contract with Winthrop Wood Products dated 2/20/95;

       8.   Harvesting Service Contract with Gustine Harvesting, Inc.  dated
            4/7/94;

       9.   Custom Harvesting Agreement with Razorback Farms, Inc. dated
            5/28/98;

                                   CONTRACTS

         10. Contract with Jeffrey Hahn for the delivery, handling, and disposal of vegetable processing by-products dated June 1, 1992;

         11. Operating Agreement with Catarina Produce L.L.C. dated
             11/22/97; and

         12. Spraying Agreement with Teryjon Aviation, Inc. dated April 22,
             1998.

                                                                    Appendix B


                              SCHEDULE 3(b)(xxviii)

                            UNDISCLOSED LIABILITIES

     Targets have the obligation to continue to meet their obligations under contracts and commitments and applicable laws and regulations. See also Schedules 3(b)(vii) and 3(b)(xxvi).

     See also the attached schedule of reserves not reflected in the Financial Statements.

                          SECOND AMENDATORY AGREEMENT

     THIS SECOND AMENDATORY AGREEMENT (this "Second Amendatory Agreement") is entered into on September 23, 1998, by and between Dean Foods Company, a Delaware corporation ("Dean"), and Agrilink Foods, Inc., a New York corporation ("Agrilink"), with respect to the Stock Purchase Agreement dated July 24, 1998, by and between them and the Asset Transfer Agreement dated July 24, 1998, by and between them, in each case as previously amended by the Amendatory Agreement dated September 10, 1998 by and between them (the "Stock Purchase Agreement" and the "Asset Transfer Agreement", respectively). Dean and Agrilink are sometimes referred to herein as a "Party" and collectively as the "Parties".

     In consideration of the premises and the mutual agreements herein contained, the Parties agree as follows:

     1. The first sentence of Section 2(b) of the Stock Purchase Agreement is amended to read as follows:

          The consideration referred to in Section 2(a) is (i) $360,000,000 in cash, adjusted as provided in Section 2.2(f)(ii) and increased by the amount of the purchase price increase (if any) provided in Section 6(b), (ii) the Aseptic Business of the Buyer, and (iii) a promissory note of the Buyer in the form of the note attached to the Second Amendatory Agreement dated September 23, 1998 by and between the Parties as Exhibit A (the "Note") (collectively, the "Purchase Price").

     2. Section 2(e) of the Stock Purchase Agreement is amended to add the following at the end thereof:

     and (vi) the Buyer will deliver to the Seller the Note.

     3. The Seller and the Buyer agree that the Buyer withdraws the election previously delivered to the Seller pursuant to Section 6(b) of the Stock Purchase Agreement and that such Section 6(b) is amended to read as follows:

          (b) Section 338(h)(10) Election. At the option of the Buyer, and provided written request (accompanied by Buyer's payment to Seller of cash in an amount equal to the sum of(i) $13,200,000 plus (ii) an amount sufficient, in the good faith judgment of Seller, to reimburse Seller on an after-tax basis for any estimated tax penalty incurred by the Seller as a result of the deferral of the Section 338(h)(10) Election until a date subsequent to the Closing) is made of the Seller by the Buyer at least ninety days prior to July 15, 1999, the Seller will join with the Buyer in making an election on or before July 15, 1999 under Section 338(h)(10) of the Code (and any corresponding elections under state or local tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the capital stock of

     DFVC and Holding Company hereunder. Any such request to the Seller shall constitute Buyer's representation and warranty that it is eligible to make the Section 338(h)(10) Election. Any amount payable by Buyer pursuant to this Section 6(b) will be treated as additional purchase price, but only if and when Buyer is required to make payment thereof

     4. Notwithstanding the definitions thereof in Sections 1 and 2(f)(i) of the Stock Purchase Agreement, respectively: (a) "Closing Date Adjusted Net Working Capital" will be determined as of the close of business on September 23, 1998, and in making such determination the production variance for the period subsequent to the close of business on September 21, 1998 shall be twice the daily average production variance for the week ended September 21, 1998; and (b) "Estimated Closing Date Adjusted Net Working Capital" will be calculated as of the close of business on September 21, 1998.

     5. Notwithstanding the definitions thereof in Sections 1 and 2(e)(i) of the Asset Transfer Agreement, respectively: (a) "Closing Date Inventory" will be determined as of the close of business on September 23, 1998; and (b) "Estimated Closing Date Inventory" will be calculated as of the close of business on September 21, 1998.

     6. Paragraph 6 of Schedule 3(k) of the Transferor Disclosure Schedule delivered by Agrilink in connection with the Asset Transfer Agreement is amended to insert after the words "in paragraph 2 above" the words "(other than the Bonus trademarks)".

     7. In addition to all other amounts payable by Agrilink to Dean at the Closings under the Stock Purchase Agreement and the Asset Transfer Agreement, Agrilink will pay to Dean the following:

          (a) $1,249,392.88, an amount equal to the aggregate of(i) Dean Foods Vegetable Company's payroll checks deliverable subsequent to the Closing Date and on or prior to September 25, 1998 assuming there are no personnel taken on at Dean Foods Vegetable Company subsequent to the Closing Date and on or prior to September 30, 1998 and (ii) Dean Foods Vegetable Company's federal and Minnesota withholding payments due September 28 and 29, 1998 assuming no Dean Foods Vegetable Company payroll is paid subsequent to the Closing Date except as contemplated in (i) above. (Dean agrees that funds belonging to it (including after giving effect to 14 below) will be in the Dean Foods Vegetable Company account on which such payroll checks are written, as and when such checks are presented, in amounts sufficient to pay such checks, and Dean agrees to make with its own funds such withholding payments.);

          (b) $24,080, representing the Michigan state and county transfer tax payable by Agrilink in connection with its transfer of its Benton Harbor, Michigan facility pursuant to the Asset Transfer Agreement, which amount was advanced to Southwest Metropolitan Title by Dean on Agrilink's behalf at Agrilink's request; and

          (c) $8,423.50, representing a pro ration as of the Closing Date of real estate taxes on such facility to become due and payable for the current period subsequent to the Closing Date.

     8. Each of the following items is removed from Exhibit C to the Stock Purchase Agreement:

          UVALDE, TEXAS item 2
          SPRINGVILLE, WISCONSIN (CAMBRIA) item 2

     9. Agrilink shall use its best efforts to cause Dean to be fully and forever released, not later than the first anniversary of the Closing Date under the Stock Purchase Agreement, in a writing satisfactory to Dean, from all obligations under the Guaranty Agreement dated March 8, 1991 (the "Cascade Guaranty") with respect to the obligations of Dean Foods Vegetable Company under the Construction and Storage Agreement (the "Cascade Agreement") dated December 14, 1990 between Dean Foods Vegetable Company (as successor to Richard A. Shaw, Inc.) and Cascade Refrigerated Services, Inc. ("Cascade"), which Cascade Guaranty was assigned by Cascade to Metropolitan Life Insurance Company.

     10. Until payment in full of the Promissory Note dated December 13, 1988 "the Hancock Note") to which the Guaranty dated March, 1992 (the "Hancock Guaranty" and, together with the Cascade Guaranty, the "Guarantees") guaranteeing the obligations of Dean Foods Vegetable Company, as successor to Frio Foods, Inc., to John Hancock Mutual Life Insurance Company relates and until Dean is released from the Cascade Guaranty, Agrilink shall cause Dean Foods Vegetable Company to timely perform all of its obligations under the Cascade Agreement and the Hancock Note and Agrilink further agrees as follows:
In the event that Dean is required to make payment to Cascade, Metropolitan Life, John Hancock Mutual Life Insurance Company or any other party as a result of any of the Guarantees, and provided Dean gives written notice to Agrilink of the amount Dean is required to pay along with any supporting documentation, Agrilink shall, within 15 days of receipt of such notice, pay such amounts in immediately available funds to Dean or as directed by Dean. In the event that Agrilink disputes any amounts claimed to be owed under either of the Guarantees, it shall pay the amounts in dispute into escrow pending resolution of such dispute.

     11. The Parties agree to attempt in good faith subsequent to the Closing Date to agree upon procedures to deal with the issues raised by the unsigned letter agreement dated September 18, 1998 attached to this Second Amendatory Agreement as Exhibit B.

     12. Exhibit B to the Asset Transfer Agreement is amended to include the operative provisions of the form of unsigned letter agreement attached to this Second Amendatory Agreement as Exhibit C.

     13. In furtherance of the intent of Section 6(i) of the Stock Purchase Agreement, the Parties agree to be bound by the provisions of the form of letter agreement dated September 18, 1998 attached hereto as Exhibit D. The parties further agree to be bound (and Dean agrees to cause Amboy of Michigan, L.L.C. to be bound) by corresponding provisions for purposes of the Asset Transfer Agreement.

     14. The Parties agree that the following Dean Foods Vegetable Company bank accounts (the "Accounts"), and the funds therein at the Closing Date, are intended to be the property of Dean notwithstanding the transfer of Dean Foods Vegetable Company's stock to Agrilink pursuant to the Stock Purchase Agreement:
Bank of America, 1491800186; Bank of Montreal, 0004-1526-930; Associated Kellogg, 1477926, 19395047, 19364188 and 19407511; Harris Trust and Savings
Bank, 238-4048; and Wachovia, 0454066112. The Parties agree to cause the transfer, effective as of the Closing Date, of the Accounts and the funds therein at the Closing Date to Dean as soon as possible subsequent to the Closing Date. In the interim, Agrilink shall not cause, or permit Dean Foods Vegetable Company to cause, the transfer of any of the funds in any of the Accounts. Nothing in the foregoing shall preclude the automatic transfer of any of such funds pursuant to the terms of the agreements currently governing the Accounts. Dean agrees that in the event any of the banks at which the Accounts are located or any other person or entity has an enforceable claim specifically satisfiable out of any of such funds (as opposed to out of the funds of Dean or Dean Foods Vegetable Company in general) for which Dean Foods Vegetable Company is liable, and provided Agrilink gives written notice to Dean of the amount Dean Foods Vegetable Company is required to pay along with any supporting documentation, Dean will, within 15 days of receipt of such notice, reimburse Dean Foods Vegetable Company for such claim to the extent of such funds. In the event that Dean disputes any amounts claimed, it shall pay the amounts in dispute into escrow pending resolution of such dispute.

     15. Dean agrees to cooperate with Agrilink in its attempts to obtain the required consent of Wiscold, Inc. disclosed in Section (J)(8) of Schedule 3(b)(xv) of the Seller Disclosure Schedule delivered by Dean in connection with the Stock Purchase Agreement, provided that Dean shall not be required to make any payment or provide any other consideration to Wiscold, Inc.

     16. For purposes of the Stock Purchase Agreement and the Asset Transfer Agreement, the Closing Date shall be the close of business on September 23, 1998.

     Except as expressly provided in this Second Amendatory Agreement, the Stock Purchase Agreement and the Asset Transfer Agreement shall remain unamended and unwaived and shall remain in full force and effect in accordance with their respective terms. As used in the Stock Purchase Agreement and the Asset Transfer Agreement, references to "this Agreement" or the like shall refer to the same as modified by this Second Amendatory Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Second Amendatory Agreement on the date first above written.

                                     DEAN FOODS COMPANY

                                     By:
                                        -----------------------------------
                                        Title
                                             ------------------------------


                                     AGRILINK FOODS INC.


                                     By:
                                        -----------------------------------
                                        Title
                                             ------------------------------